UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2007

LIBERTY STAR URANIUM & METALS CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

3024 E. Fort Lowell Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 23, 2007, the Registrant announced it has completed collection of 13,000 cross section soil samples across pipe target features. Another 1,020 samples over previously sampled pipes which are part of the XState Resources Limited (ASX Symbol: XST) joint venture Phase 2 detailed grid sampling were completed earlier. Thus, a total of 14,020 samples have been collected. Of these, 8,010 samples have been assayed by a certified analytical laboratory in Vancouver BC, Canada for sixty three elements. That assay program continues apace and is expected to be completed by the end of November. Shipment and treatment of these samples follow Canadian Instrument 43-101 guidelines with chain of custody records and quality assurance/quality control (QA/QC) duplicate and control assay samples inserted regularly into the sample stream.

Item 9.01.     Financial Statements and Exhibits.

99.1 News Release dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM AND METALS CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: October 25, 2007

CW1483430.1